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                                                                     EXHIBIT 3.5

                          CERTIFICATE OF INCORPORATION
                                       OF
                    AMR SERVICES SECURITY SERVICE CORPORATION

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is

                    AMR SERVICES SECURITY SERVICE CORPORATION

     SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000), all of which shares shall be Common Stock with a par value of One Dollar ($1.00) per share.

     FIFTH: Election of directors need not be by ballot, unless the By-Laws of the Corporation shall so provide. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered,



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without the assent or vote of the stockholders, to make, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: Except as otherwise provided by statute, any action which might have been taken by a vote of the stockholders at a meeting thereof may be taken with the written consent of such of the holders of stock (who would have been entitled to vote upon the action if a



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meeting were held) as have not less than the minimum percentage of the total vote required for the proposed corporate action by statute, this Certificate of Incorporation or the By-Laws of the Corporation, as may be applicable, but in the case of the election of a director or directors, not less than a majority of the stock the Corporation entitled to vote thereon; provided that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous consent is obtained. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide.

     EIGHTH: The books of the Corporation may be kept (subject to applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.



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     ELEVENTH: The Corporation shall, to the full extent permitted by the
General Corporation Law of the State of Delaware, as amended from time to tine, indemnify all persons whom it has the power to indemnify pursuant thereto.

     TWELFTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     THIRTEENTH: The name and address of the incorporator is Charles D. MarLett, P.O. Box 619616, MD 4C27, Dallas/Fort Worth Airport, Texas 75261-9616.

     IN WITNESS WHEREOF, I have signed and acknowledged this Certificate this 31st day of March, 1989.

                                       /s/ Charles D. MarLett
                                       -----------------------------------------
                                       Charles D. MarLett



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                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
                           OFFICE AND REGISTERED AGENT
                                       OF
                    AMR SERVICES SECURITY SERVICE CORPORATION

               --------------------------------------------------

               The Board of Directors of:

               AMR SERVICES SECURITY SERVICE CORPORATION

a Corporation of the State of Delaware, on this 1st day of February A.D. 1992, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

     The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

                          CORPORATION SERVICE COMPANY.

                    AMR SERVICES SECURITY SERVICE CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Secretary, this 1st day of February, A.D. 1992.

                                       BY: /s/ Thomas M. Metzler
                                           -------------------------------------
                                           President

                              ATTESTED BY: /s/ Charles D. MarLett
                                           -------------------------------------
                                           Secretary



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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

     AMR Services Security Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is Corporation Services Company, 1013 Centre Road, Wilmington, DE 19805 and the present registered office of the corporation is in the county of New Castle;

     The Board of Directors of AMR Services Security Service corporation adopted the following resolution on the 10th day of December, 1993.

     Resolved, that the registered office of AMR Services Security Service Corporation in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, AMR Services Security Service Corporation has caused this statement to be signed by Thomas M. Metzler, its President and attested by Charles D. MarLett, its Corporate Secretary this 17 day of December, 1993.

                                       BY: /s/ Thomas M. Metzler
                                           -------------------------------------
                                           President

ATTEST:

By: /s/ Charles M. MarLett
    -------------------------------
    Corporate Secretary



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    AMR SERVICES SECURITY SERVICE CORPORATION

     AMR Services Security Service Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of AMR Services Security Service Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of AMR Services Security Service Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

          "FIRST: The name of the corporation is Worldwide Flight Security Service Corporation (which is hereinafter referred to as the "Corporation")"

     SECOND: That the holders of all shares of issued and outstanding stock of the corporation have signed a written consent adopting the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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     IN WITNESS THEREOF, said AMR Services Security Service Corporation has caused this certificate to be signed by Peter A. Pappas, its President this 31st day of March, 1999.

                                       /s/ Peter A. Pappas
                                       -----------------------------------------
                                       Peter A. Pappas
                                       President



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                  WORLDWIDE FLIGHT SECURITY SERVICE CORPORATION

     Worldwide Flight Security Service Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of Worldwide Flight Security Service Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article Sixth in its entirety.

     SECOND: That the holders of all shares of issued and outstanding stock of the corporation have signed a written consent adopting the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS THEREOF, said Worldwide Flight Security Service Corporation has caused this certificate to be signed by Peter A. Pappas, its President this 9th day of April, 1999.

                                       /s/ Peter A. Pappas
                                       -----------------------------------------
                                       Peter A. Pappas
                                       President